-----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest Event
                            Reported): March 10, 1999





                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

             (Exact name of registrant as specified in its charter)

     Delaware                    333-9532                    13-3836437
(State or Other Jurisdiction    (Commission               (I.R.S. Employer
of Incorporation)               File Number)             Identification No.)

245 Park Avenue
New York, New York                                                 10167
(Address of Principal                                             (Zip Code)
Executive Offices)

Registrant's telephone number, including area code (212) 272-4095

-----------------------------------------------------------------

Item 5.  Other Events.

Filing of Computational Materials

         In connection with the proposed offering of the United National Bank Home Loan Asset-Backed Notes, Series 1999-1, Bear, Stearns & Co. Inc., and Coast Partners Securities, Inc. as the underwriter (the "Underwriters"), has prepared certain materials (the "Computational Materials") for distribution to their potential investors. Although Bear Stearns Asset Backed Securities, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the home loans (the "Home Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

         For purposes of this Form 8-K, Computational Materials shall mean the Series 1999-1 term sheet, computer generated tables and/or charts displaying any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1  The  Computational  Materials,  filed on Form 8-K dated March 10,
1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BEAR STEARNS ASSET BACKED
                                                       SECURITIES, INC.

                                                     By:   /s/ Matt Perkins
                                                         ---------------------
                                                     Name:   Matt Perkins
                                                     Title:  Managing Director

Dated:  March 10, 1999

                                  Exhibit Index

Exhibit                                                                Page

99.1   The Computational Materials, filed on Form 8-K                   6
       dated March 10, 1999